One Corporate Center
Rye, NY 10580-1422
GAMCO Investors, Inc.
Fax (914) 921-5392
www.gabelli.com

For Immediate Release:	Contact:	Douglas R. Jamieson
President & Chief Operating Officer
(914) 921-5020

Jeffrey M. Farber
Chief Financial Officer
(914) 921-5147

For further information please visit
www.gabelli.com

GAMCO Reports Second Quarter Earnings
Operating income before management fee rises 15% in Q2 over prior year
78% of Morningstar RatedTM AUM is rated1 5 or 4 stars
Gabelli has Three of Ten funds cited by WSJ as outperforming S&P 500 for Nine Straight Years

Rye, New York, August 6, 2008 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) announced second quarter 2008 earnings of $0.51 per fully diluted share versus $0.63 per fully diluted share in 2007.  Operating income before management fee of $23.8 million was 15.4% higher than the $20.6 million in the prior year’s comparable quarter. Operating income was $0.46 per fully diluted share in the second quarter 2008 (after management fee and taxes) as compared to $0.38 per fully diluted share in the comparable 2007 period. Other income, net, in large part due to mark to market adjustments, was $0.05 per fully diluted share in the current quarter (after management fee and taxes) versus $0.25 per fully diluted share in the second quarter of 2007. Net income for the second quarter of 2008 was $14.5 million compared to $18.0 million in 2007.

For the six months ended June 30, 2008, earnings were $0.89 per fully diluted share versus $1.30 per fully diluted share in 2007.  Operating income before management fee of $49.0 million was 10.1% higher than the $44.5 million in the prior year’s comparable period. Operating income was $0.93 per fully diluted share in the six months ended June 30, 2008 (after management fee and taxes) as compared to $0.84 per fully diluted share in the comparable 2007 period. Net income for the period was $24.9 million compared to $37.2 million in 2007.

1 For each mutual fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars, and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Overall Morningstar Rating for a mutual fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics.

Assets Under Management

Assets Under Management (AUM) were $28.3 billion as of June 30, 2008, 1.3% lower than March 31, 2008 AUM of $28.7 billion and 7.5% below June 30, 2007 AUM of $30.6 billion.  Equity AUM were $27.2 billion on June 30, 2008, 0.4% less than March 31, 2008 equity assets of $27.3 billion and 9.3% below the $29.9 billion on June 30, 2007.

-	Our open-end equity fund AUM were $9.5 billion on June 30, 2008, unchanged from March 31, 2008 and June 30, 2007.

-	Our closed-end equity funds had AUM of $5.7 billion on June 30, 2008, down 1.0% from $5.8 billion on March 31, 2008 and 11.0% from the $6.4 billion on June 30, 2007.

-
Our institutional and private wealth management business ended the quarter with $11.6 billion in separately managed accounts, level with March 31, 2008 and 14.0% lower than the $13.5 billion on June 30, 2007. The reclassification of the Gabelli Enterprise Mergers and Acquisitions Fund from institutional sub-advisory to mutual fund advisory in March 2008 partially accounted for the decline in institutional and private wealth management AUM. On a pro-forma basis, AUM was 8.4% lower than the adjusted $12.7 million AUM on June 30, 2007.

-	Our Investment Partnerships AUM were $354 million on June 30, 2008 versus $396 million on March 31, 2008 and $486 million on June 30, 2007.

-	Fixed income AUM were up 67.5% to $1.2 billion on June 30, 2008, versus the $0.7 billion on June 30, 2007. For the quarter, the assets were down 18.4% as of March 31, 2008.

-
We receive incentive and fulcrum fees for certain institutional client assets as well as for preferred issues for our closed-end funds, fulcrum fees for the Gabelli Global Deal Fund (NYSE: GDL) common shares, and incentive fees for investment partnership assets. As of June 30, 2008, incentive and fulcrum fee assets were $3.2 billion, slightly below $3.3 billion on March 31, 2008 and 12.1% below $3.6 billion on June 30, 2007.

Revenues

Investment advisory fees for the second quarter 2008 were $55.1 million, 4.4% below the 2007 comparative figure of $57.7 million:

-	Open-end mutual funds revenues grew by 7.0% to $24.9 million from $23.3 million in second quarter 2007 primarily due to higher average AUM.

-	Our closed-end funds revenues fell 8.2% to $11.8 million in the second quarter 2008 from $12.8 million in 2007 primarily due to decreased average AUM.

-
Institutional and high net worth separate accounts revenues, whose revenues are based upon prior quarter-end AUM, decreased 12.8% to $17.7 million from $20.2 million in second quarter 2007. The lower AUM were in part due to the reclassification of the Gabelli Enterprise Mergers and Acquisitions Fund.

-	Investment Partnership revenues declined $0.6 million or 45.7% below revenues from $1.2 million in 2007. This decline was primarily due to both decreased incentive fees and AUM.

Commission revenues from our institutional research affiliate, Gabelli & Company, Inc., were $3.7 million in the second quarter 2008, down 9.2% from the prior year. A drop in share volume more than offset an increase in average revenue generated per share traded.

Mutual fund distribution fees and other income were $6.6 million for the second quarter 2008, matching last year’s second quarter.

For the six months ended June 30, 2008, investment advisory fees were $111.9 million, a decrease of $2.3 million or 2.0% compared to the revenues in 2007:

-	Open-end mutual funds revenues grew 8.6% to $48.5 million from $44.7 million in 2007 as a result of higher average AUM.

-	Our closed-end funds revenues fell 5.3% to $23.3 million for the six months ended June 30, 2008 from $24.6 million in 2007 due to declining average AUM.

-	Institutional and high net worth separate account revenues declined 8.0% to $38.5 million from $41.9 million reported in 2007 due to lower average AUM and a drop in performance-based fees.

-	Investment Partnership revenues were $1.5 million versus $3.0 million in 2007. This decline was primarily due to both decreased incentive fees and AUM.

Commission revenues from our institutional research business, Gabelli & Company, Inc., were $6.9 million for the six months ended June 30, 2008, down 14.1% from the prior year’s comparable amount of $8.1 million.  The decrease was primarily due to lower overall trading volume slightly offset by an increase in average revenue generated per share traded.

Mutual fund distribution fees and other income were $13.1 million for the six months ended June 30, 2008, an increase of $0.5 million, or 3.7%, from $12.6 million from the 2007 period.

Operating Margin

For the second quarter 2008, the operating margin before management fee was 36.4% after recording $1.2 million in compensation expense related to restricted stock awards (“RSAs”) granted in late 2007. In the prior year period, the operating margin was 30.2% after incurring $4.2 million to terminate a compensation arrangement with an underwriter for one of our closed-end funds.  Excluding these expenses from both periods, our operating margin before management fee would have been 38.2% in the second quarter 2008 and 36.3% in the prior year quarter.

For the six months ended June 30, 2008, the operating margin before management fee was 37.2% after recording $2.3 million in compensation expense related to restricted stock awards. In the year ago period, the operating margin was 33.0% after incurring $5.8 million in launch costs for the Gabelli Global Deal Fund (NYSE: GDL).  Excluding these expenses from both periods, our operating margin before management fee would have been 38.9% in the first six months of 2008 and 37.3% in the prior year six month period.

Other Income / (Expense)

Total other income (net of interest expense) was $2.0 million for the second quarter 2008 versus other income (net of interest expense) of $14.0 million in the prior year’s quarter.

Total other income/expense (net of interest expense) was $3.7 million of expense for the six months ended June 30, 2008 versus other income of $24.2 million in the prior year’s comparable period.

At June 30, 2008, GAMCO was exposed to interest-rate risk as a result of holding investments primarily in money market funds ($266.3 million) and United Stated Treasury Bills ($59.9 million). Management considered a hypothetical one percent fluctuation in interest rates and determined that the impact of such a fluctuation on these investments would have a $1.9 million effect on GAMCO’s condensed consolidated statement of operations.

Investment Highlights

-
An August 2008 Wall Street Journal article named ten diversified mutual funds that have beaten the S&P 500 for nine years straight, three of which were GAMCO mutual funds (Gabelli Asset AAA (NASDAQ: GABAX), Gabelli Small Cap Growth AAA (NASDAQ: GABSX), and Gamco Westwood Mighty Mites AAA (NASDAQ: WEMMX)).

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Morningstar RatedTM [1] The GAMCO Westwood Mighty Mites Fund 5 stars overall and for the three year and ten year periods ended June 30, 2008 among 454, 328, and 108 U.S. domiciled small value funds, respectively. The Fund was rated 4 stars for the five year period ended June 30, 2008 among 263 U.S. domiciled small value funds.

-
Morningstar RatedTM [1] The Gabelli ABC Fund 3 stars overall for the period ended June 30, 2008 among 532 mid-cap blend funds. The Fund was rated 4 stars for the three and ten year periods ended June 30, 2008 among 402 and 153 mid-cap blend funds, respectively, and 2 stars among 321 mid-cap blend funds for the five year period ended June 30, 2008.

To obtain the most recent month-end performance information and a prospectus, please call 800-GABELLI (800-422-3554) or visit www.gabelli.com. See the prospectus for more details. Investors should consider the investment objectives, risks, charges, and expenses of a Fund carefully before investing. The prospectus, which contains more complete information about this and other matters, should be read carefully before investing. Not FDIC Insured. Not Bank Guaranteed. May Lose Value.

Business Highlights

-
In July, Jeffrey M. Farber joined us as Executive Vice President Finance/Corporate Development and Chief Financial Officer. Jeff will help us expand our business both internally and through acquisitions and lift-outs. Jeff was previously with Bear Stearns for 8 years, most recently as Senior Vice President – Finance and Controller; and with Deloitte & Touche as an audit partner.

-
In May, Nicholas F. Galluccio was named as the President and CEO of Teton Advisors, Inc., a subsidiary of GAMCO, effective July 1. GAMCO had previously announced that its shareholders approved the distribution of its shares held in Teton to shareholders of GAMCO. Teton Advisors, Inc. is the adviser to six open-end mutual funds under the GAMCO Westwood brand. Mr. Galluccio was with Trust Company of the West for 25 years, where he served as the Group Managing Director, U.S. Equities and Senior Portfolio Manager.

-	GAMCO hosted its twenty-first annual meeting for institutional and private wealth management clients at the Hotel Pierre in New York.

-	The Gabelli Prize was awarded to Jean-Marie Eveillard, Portfolio Manager of the First Eagle Funds, as the fourth recipient of the Graham & Dodd, Murray, Greenwald Award for Value Investing.

-
Gabelli & Company, Inc. held two research conferences during the second quarter in New York City. In May, the 1st Annual Specialty Chemicals Conference featured management presentations from several leading global producers of agricultural, water treatment, industrial and consumer related specialty chemicals. These companies are positioned to benefit from several key demographic trends, including the need for potable water, sustainable sources of food and energy, and an aging population. The 6th annual Dental & Veterinary Conference featured companies whose demographic trends and new technologies continue to drive demand for those firms.

-
The Gabelli Convertible and Income Securities Fund Inc. (NYSE:GCV) (the “Fund”) redeemed 100% (1,000 shares) of its Series C Auction Rate Cumulative Preferred Stock (the “Series C Preferred Stock”). The redemption price was $25,000 per share of Series C Preferred Stock, which was equal to the liquidation preference of the Series C Preferred Stock.

Financial Highlights

Statement of Financial Condition – Liquidity and Flexibility

Our liquid balance sheet, coupled with investment grade credit ratings from both Moody's and Standard & Poor's, provides access to financial markets and the flexibility to opportunistically add operating resources to our firm, repurchase our stock and consider strategic initiatives. As a result of GAMCO Investors, Inc.'s shelf registration in the third quarter 2006, we have the right to issue any combination of senior and subordinate debt securities, convertible debt securities and equity securities (including common and preferred securities) up to a total amount of $520 million. Our liquidity and capital position provide us the financial flexibility to pursue acquisitions and lift-outs.

We ended the quarter with approximately $674.8 million in cash and investments, which is net of $3.6 million of cash and investments held by our consolidated investment partnerships.  This included approximately $112.7 million of our investments in The Gabelli Dividend & Income Trust, The Gabelli Global Deal Fund and Westwood Holdings Group, as well as other investments of $14.4 million, all classified as available for sale securities.

            Our debt at June 30, 2008 consisted of $100 million of 5.5% senior notes due May 2013 and a $40 million 6% convertible note due August 2011.  We had cash and investments in securities, net of debt and minority interest, of $18.75 per share on June 30, 2008 compared with $19.62 per share on June 30, 2007. We caution that this metric, while correct from an accounting point of view, is not always the same as investors would view cash-on-hand.

Stockholders' equity was $510.9 million or $18.13 per share on June 30, 2008 compared to $501.3 million or $17.62 per share on December 31, 2007 and $490.8 million or $17.44 per share on June 30, 2007.

Shareholder Compensation

Dividends

On May 7, 2008, our Board of Directors declared a quarterly dividend of $0.03 per share that was paid on June 27, 2008 to shareholders of record on June 13, 2008.

GAMCO announced that on August 5, 2008 its Board of Directors declared a special dividend of $1.00 per share to all of its Class A and Class B shareholders, payable on September 16, 2008 to shareholders of record on September 2, 2008 and a quarterly dividend of $.03 per share to all of its Class A and Class B shareholders, payable on September 30, 2008 to shareholders of record on September 16, 2008.

Stockholders’ Equity

Shares outstanding on June 30, 2008 were 28.2 million, 0.2 million below March 31, 2008 shares of 28.4 million and slightly above the 28.1 million shares outstanding on June 30, 2007.  Fully diluted shares outstanding for the second quarter of 2008 were 28.7 million, slightly below both first quarter 2008’s level of 29.0 million and second quarter 2007’s level of 29.1 million.

In the second quarter of 2008, we repurchased 244,000 shares at an average investment of $50.85 per share.  From July 1 through August 5, 2008, we repurchased an additional 227,100 shares of our class A common stock at an average investment of $43.30 per share.

For the six months ended June 30, 2008, we repurchased 453,000 shares at an average investment of $51.30 per share.

On August 5, 2008, our Board of Directors authorized the repurchase of up to an additional 400,000 shares of its class A common stock at such times, prices, and amounts to be determined by the Company. To date, we have repurchased 5,536,000 Class A common stock at an average investment of $40.82 per share since our buyback program was initiated in March 1999.  At August 5, 2008, there remain approximately 1,082,000 shares available under our buyback program.

GAMCO, in the absence of acquisitions or other growth needs, plans to return approximately 40% of net earnings to its shareholders through a combination of dividends and share buybacks.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.	Cash and investments as adjusted have been computed as follows: (in millions)

	6/30/08	12/31/07	6/30/07
Cash and cash equivalents	$266.3	$168.3	$104.7
Investments (marketable securities)	268.9	358.3	458.8
Total cash and investments (marketable securities)	535.2	526.6	563.5
Net amounts receivable from/(payable to) brokers	17.0	32.6	12.2
Adjusted cash and investments (marketable securities)	552.2	559.2	575.7
Investments (available for sale)	127.1	134.5	140.4
Total adjusted cash and investments	$679.3	$693.7	$716.1

We believe adjusted cash and investments is a more useful measure of the company’s liquidity for analytical purposes.

Net amounts receivable from/(payable to) brokers reflect cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period-end.

B.
Operating income before management fee expense is used by management for purposes of evaluating its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the "Company") as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table IV.

C.
Operating income before management fee expense per share and other income, net per share is used by management for purposes of evaluating its business operations.  We believe this measure is useful in comparing the operating and non-operating results of the Company for the purposes of understanding the composition of net income per fully diluted share.  The reconciliation of operating income before management fee expense per share and other income, net per share to net income per fully diluted share is provided below.

	2nd Quarter		YTD June
	2008	2007	2008	2007
Operating income before management fee	$23,793	$20,617	$49,031	$44,529
Management fee expense	(2,385)	(2,046)	(4,935)	(4,428)
Tax expense	(8,041)	(7,653)	(17,346)	(15,589)
Minority interest (expense)/income	(28)	116	(12)	(5)

Operating income (after management fee and taxes)	$13,339	$11,034	$26,738	$24,507
per fully diluted share	$0.46	$0.38	$0.93	$0.84

Other income (loss), net	$2,007	$14,030	$(3,675)	$24,222
Management fee (expense)/benefit	(201)	(1,403)	368	(2,422)
Tax (expense)/benefit	(678)	(5,203)	1,301	(8,474)
Minority interest (expense)/income	(8)	(461)	213	(672)

Other income (loss), net (after management fee and taxes)	$1,120	$6,963	$(1,793)	$12,654

Add back interest on convertible note	$600	$750	$1,239	$1,500
Management fee expense	(60)	(75)	(124)	(150)
Tax expense	(197)	(246)	(407)	(493)
Net income attributable to interest add back	$343	$429	$708	$857
Other income (loss), net and interest add back (after management fee and taxes)	$1,463	$7,392	$(1,085)	$13,511
per fully diluted share	$0.05	$0.25	$(0.04)	$0.46

Net income per fully diluted share	$0.51	$0.63	$0.89	$1.30

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The Company  reported Assets Under Management as follows:

Table I:
Mutual Funds:	June 30, 2008	June 30, 2007	% Inc. (Dec.)	Adjusted % Inc. (Dec) (a)
Open-end	$9,486	$9,529	(0.5)	(4.0)
Closed-end	5,704	6,412	(11.0)	(11.0)
Fixed Income	1,164	684	70.2	70.2
Total Mutual Funds	16,354	16,625	(1.6)	(3.6)
Institutional & PWM:
Equities: direct	9,564	11,116	(14.0)	(14.0)
“ sub-advisory	2,043	2,383	(14.3)	0.0
Fixed Income	17	21	(19.0)	(19.0)
Total Institutional & PWM	11,624	13,520	(14.0)	(11.5)
Investment Partnerships	354	486	(27.2)	(27.2)
Total Assets Under Management	$28,332	$30,631	(7.5)	(7.5)

Equities	$27,151	$29,926	(9.3)	(9.3)
Fixed Income	1,181	705	67.5	67.5
Total Assets Under Management	$28,332	$30,631	(7.5)	(7.5)

Table II:	Assets Under Management By Quarter (millions)
						% Increase/(decrease)
Mutual Funds	6/08	3/08	12/07	9/07	6/07	12/07 (a)	3/08
Open-end	$9,486	$9,459	$9,774	$9,866	$9,529	(6.4)	0.3
Closed-end	5,704	5,762	6,341	6,443	6,412	(10.0)	(1.0)
Fixed income	1,164	1,445	1,122	1,048	684	3.7	(19.4)
Total Mutual Funds	16,354	16,666	17,237	17,357	16,625	(7.1)	(1.9)
Institutional & PWM:
Equities: direct	9,564	9,746	10,708	11,266	11,116	(10.7)	(1.9)
“ sub-advisory	2,043	1,887	2,584	2,494	2,383	(7.7)	8.3
Fixed Income	17	2	24	27	21	(29.2)	750.0
Total Institutional & PWM	11,624	11,635	13,316	13,787	13,520	(12.7)	(0.1)
Investment Partnerships	354	396	460	491	486	(23.0)	(10.6)
Total Assets Under Management	$28,332	$28,697	$31,013	$31,635	$30,631	(8.6)	(1.3)

Table III:
	March 31, 2008	Net Cash Flows	Market Appreciation / (Depreciation)	June 30, 2008
Mutual Funds:
Equities	$15,221	$(51)	$20	$15,190
Fixed Income	1,445	(282)	1	1,164
Total Mutual Funds	16,666	(333)	21	16,354
Institutional & PWM
Equities: direct	9,746	(39)	(143)	9,564
“ sub-advisory	1,887	163	(7)	2,043
Fixed Income	2	16	(1)	17
Total Institutional & PWM	11,635	140	(151)	11,624

Investment Partnerships	396	(46)	4	354
Total Assets Under Management	$28,697	$(239)	$(126) $	$ 28,332

(a) Adjusted for reclassification. Reclass is Enterprise Mergers & Acquisitions Fund to open-end equity for the quarters ended June 30, 2007 and December 31, 2007 from institutional sub-advisory.

Table IV

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended June 30,
	2008	2007	% Inc. (Dec.)

Revenues	$65,424	$68,277	(4.2)%

Compensation costs	27,763	29,905	(7.2)
Distribution costs	6,794	10,161	(33.1)
Other operating expenses	7,074	7,594	(6.8)

Total expenses	41,631	47,660	(12.7)

Operating income before management fee	23,793	20,617	15.4

Investment income	4,206	17,359	(75.8)
Interest expense	(2,199)	(3,329)	(33.9)
Other income, net	2,007	14,030	(85.7)

Income before management fee, income taxes and minority interest expense	25,800	34,647	(25.5)
Management fee	2,586	3,449	(25.0)
Income before income taxes and minority interest expense	23,214	31,198	(25.6)
Income taxes	8,719	12,856	(32.2)
Minority interest expense	36	345	(89.6)
Net income	$14,459	$17,997	(19.7)

Net income per share:
Basic	$0.52	0.64	(19.0)

Diluted	$0.51	0.63	(18.5)

Weighted average shares outstanding:
Basic	27,948	28,160	(0.8)

Diluted	28,743	29,147	(1.4)

Reconciliation of Non-GAAP Financial Measures to GAAP:
Operating income before management fee	$23,793	$20,617
Deduct: management fee	2,586	3,449
Operating income	$21,207	$17,168
Operating margin before management fee	36.4%	30.2%
Operating margin after management fee	32.4%	25.1%

Table V

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
	2008	2007	% Inc. (Dec.)

Revenues	$131,972	$134,883	(2.2)%

Compensation costs	56,610	58,279	(2.9)
Distribution costs	13,203	16,047	(17.7)
Other operating expenses	13,128	16,028	(18.1)

Expenses	82,941	90,354	(8.2)

Operating income before management fee	49,031	44,529	10.1

Investment income	591	30,931	(98.1)
Interest expense	(4,266)	(6,709)	(36.4)
Other income/(expense), net	(3,675)	24,222	(115.2)

Income before management fee, income taxes and minority interest expense/(income)	45,356	68,751	(34.0)
Management fee	4,567	6,850	(33.3)
Income before income taxes and minority interest expense/(income)	40,789	61,901	(34.1)
Income taxes	16,045	24,063	(33.3	4)
Minority interest expense/(income)	(201)	677	(129.7)
Net income	$24,945	$37,161	(32.9)

Net income per share:
Basic	$0.89	1.32	(32.6)

Diluted	$0.89	1.30	(31.9)

Weighted average shares outstanding:
Basic	28,070	28,194	(0.4)

Diluted	28,896	29,172	(0.9)

Reconciliation of Non-GAAP Financial Measures to GAAP:
Operating income before management fee	$49,031	$44,529
Deduct: management fee	4,567	6,850
Operating income	$44,464	$37,679
Operating margin before management fee	37.2%	33.0%
Operating margin after management fee	33.7%	27.9%

Table VI
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	2008			2007
	1st	2nd	Year to- Date	1st	2nd	3rd	4th	Full-Year
	Quarter	Quarter		Quarter	Quarter	Quarter	Quarter
Income Statement Data:
Revenues	66,548	65,424	131,972	66,606	68,277	68,469	89,017	292,369

Expenses	41,310	41,631	82,941	42,694	47,660	37,828	46,557	174,739

Operating income before management fee	25,238	23,793	49,031	23,912	20,617	30,641	42,460	117,630

Investment income / (loss)	(3,615)	4,206	591	13,572	17,359	7,324	389	38,644
Interest expense	(2,067)	(2,199)	(4,266)	(3,380)	(3,329)	(2,828)	(2,428)	(11,965)
Other income/(expense), net	(5,682)	2,007	(3,675)	10,192	14,030	4,496	(2,039)	26,679

Income before management fee, income taxes and minority interest expense/(income)	19,556	25,800	45,356	34,104	34,647	35,137	40,421	144,309

Management fee	1,981	2,586	4,567	3,401	3,449	3,541	4,072	14,463

Income before income taxes and minority interest expense/(income)	17,575	23,214	40,789	30,703	31,198	31,596	36,349	129,846

Income taxes	7,326	8,719	16,045	11,207	12,856	13,340	12,145	49,548
Minority interest expense/(income)	(237)	36	(201)	332	345	(81)	133	729

Net income	10,486	14,459	24,945	19,164	17,997	18,337	24,071	79,569

Net income per share:
Basic	0.37	0.52	0.89	0.68	0.64	0.65	0.86	2.83

Diluted	0.37	0.51	0.89	0.67	0.63	0.64	0.84	2.79

Weighted average shares outstanding:
Basic	28,175	27,948	28,070	28,228	28,160	28,106	28,077	28,142

Diluted	29,031	28,743	28,896	29,196	29,147	29,099	29,075	29,129

Reconciliation of Non-GAAP
Financial measures to GAAP:
Operating income before management fee	25,238	23,793	49,031	23,912	20,617	30,641	42,460	117,630
Deduct: management fee	1,981	2,586	4,567	3,401	3,449	3,541	4,072	14,463
Operating income	23,257	21,207	44,464	20,511	17,168	27,100	38,388	103,167
Operating margin before management fee	37.9%	36.4%	37.2%	35.9%	30.2%	44.8%	47.7%	40.2%
Operating margin after management fee	34.9%	32.4%	33.7%	30.8%	25.1%	39.6%	43.1%	35.3%

Table VII

GAMCO INVESTORS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
 (dollars in thousands, except per share data)

	June 30,	December 31,	June 30,
	2008	2007	2007
	(unaudited)		(unaudited)
ASSETS

Cash and cash equivalents	$266,344	$168,319	$104,726
Investments	397,788	495,008	620,142
Receivable from brokers	21,936	40,145	43,187
Other receivables	22,590	42,665	25,970
Other assets	15,487	11,443	12,046

Total assets	$724,145	$757,580	$806,071

LIABILITIES AND STOCKHOLDERS' EQUITY

Payable to brokers	$4,888	$7,562	$30,973
Income taxes payable	5,546	17,539	14,951
Compensation payable	29,162	25,362	46,075
Securities sold short, not yet purchased	2,105	2,229	21,021
Accrued expenses and other liabilities	20,471	41,335	38,256
Total operating liabilities	62,172	94,027	151,276

5.5% Senior notes (due May 15, 2013)	100,000	100,000	100,000
6% Convertible note (due August 14, 2011) (A)	39,726	49,608	49,561
Total debt	139,726	149,608	149,561
Total liabilities	201,898	243,635	300,837

Minority interest	11,318	12,630	14,441

Stockholders' equity	510,929	501,315	490,793

Total liabilities and stockholders' equity	$724,145	$757,580	$806,071

(A) $50 million outstanding at June 30, 2007 and December 31, 2007. $40 million outstanding at June 30, 2008.